Exhibit 99.1

Contacts:

Media: 703.373.0200 or ir@arlingtonasset.com

Investors: Rich Konzmann at 703.373.0200 or ir@arlingtonasset.com

Arlington Asset Investment Corp. Appoints Melinda H. McClure as New Independent Director

ARLINGTON, VA, January 17, 2019 – Arlington Asset Investment Corp. (NYSE: AI) (the “Company” or “Arlington”) today announced that, as part of the Company’s Board of Directors’ (the “Board”) regular refreshment process, the Board has appointed Melinda H. McClure to serve as a new independent director of the Company.  Ms. McClure’s term will begin January 17, 2019 and she will stand for election at the Company’s next annual meeting of shareholders.

Ms. McClure is the Chairman and Chief Executive Officer of VisionBank (in Organization), Washington, D.C.’s first new community bank in ten years. Ms. McClure has over 25 years of experience in the financial services, real estate and capital markets sectors, including particular expertise in mortgage and property REITs, asset managers, specialty lenders and regulated financial institutions. She has significant corporate finance experience having managed over $15 billion in capital markets and advisory assignments.  Prior to VisionBank, Ms. McClure served from 2006 to 2018 as the principal shareholder of Democracy Funding LLC, a registered broker-dealer, and its affiliates, that provided capital markets and advisory services to government agencies including the United States Department of Treasury and the Federal Deposit Insurance Corporation.  Ms. McClure served on the board of directors of the Bank of Georgetown, a privately held community bank headquartered in Washington, D.C., from its inception in 2005 to its sale to United Bank in 2016.  She also held several positions at B. Riley FBR, Inc. from 1991 to 2006, including senior managing director of investment banking focusing on middle market financial services and real estate companies.  Ms. McClure currently serves on the board of Independence Realty Trust, Inc., a publicly traded REIT that owns and manages multi-family communities.

Concurrent with the appointment of Ms. McClure, and also as part of the Company’s Board refreshment process, Daniel J. Altobello and Peter A. Gallagher, each serving over 18 years as members of the Board, will retire from the Board as of January 17, 2019.  The size of the Board will be seven directors going forward.

“We are pleased to appoint Melinda to our Board of Directors.  Her broad and diverse background compliments the current strengths and experience of our Board of Directors and she brings extensive leadership experience in the financial services, asset management and real estate industries,” said J. Rock Tonkel, Jr., the Company’s President and Chief Executive Officer.  "As we welcome Melinda to the Board, on behalf of the Company and our Board of Directors, I want to extend our sincere gratitude to Dan and Peter for their significant contributions to Arlington over their 18 years of service. We have been honored to have them as part of our leadership and we wish them well on their retirement.”

About the Company

Arlington Asset Investment Corp. (NYSE: AI) is a real estate investment trust (“REIT”) that currently invests primarily in mortgage-related and other assets.  The Company is headquartered in the Washington, D.C. metropolitan area.

Certain statements in this press release are forward-looking as defined by the Private Securities Litigation Reform Act of 1995.  These include statements regarding the Company’s expected qualification as a REIT.  Forward-looking statements can be identified by forward-looking language, including words such as "believes," "expects," "anticipates," "estimates," "plans," "continues," "intends," "should", "may," and similar expressions. Due to known and unknown risks, including the risk that the assumptions on which the forward-looking statements are based prove to be inaccurate, actual results may differ materially from expectations or projections.  These risks also include those described in the Company's Annual Report on Form 10-K for the year ended December 31, 2017 and other documents filed by the Company with the Securities and Exchange Commission from time to time.  Readers of this press release are cautioned to consider these risks and uncertainties and not to place undue reliance on any forward-looking statements.  The Company does not undertake any obligation to update any forward-looking statement, whether written or oral, relating to matters discussed in this press release, except as may be required by applicable securities laws.

SOURCE Arlington Asset Investment Corp.